UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 8, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We are restating our Current Report on Form 8-K/A, Amendment No. 2 filed on May 3, 2006 (Amendment 2) which reported certain events in connection with financial information required by Item 9.01 due to EXCO Resources, Inc.’s acquisition of TXOK Acquisition, Inc. (TXOK) on February 14, 2006. Amendment 2 incorporated by reference the unaudited condensed consolidated financial statements of TXOK as of September 30, 2005. We have discovered an error in the initial computation of the value of an embedded derivative discussed in “Note 5. Preferred Stock and Embedded Derivative.” As a result, we are restating TXOK’s unaudited condensed consolidated balance sheet as of September 30, 2005, and the unaudited condensed consolidated statement of operations, the unaudited condensed consolidated statement of cash flows and the unaudited condensed consolidated statement of stockholder’s equity for the period from September 16, 2005 (date of inception) to September 30, 2005. A detailed discussion of the restatement amount is presented in Note 5.

This restatement is applicable only to TXOK financial statements. The consolidated financial statements of EXCO Resources, Inc. are not affected by this restatement as TXOK did not become part of EXCO Resources, Inc.’s financial statements until February 14, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Restated unaudited financial statements of TXOK Acquisition, Inc. as of September 30, 2005, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: December 19, 2006	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer